Exhibit 99.1 to Form 8-K

December 19, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, CD 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 24, 2002, of FiNet.com, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP